Media Contact:
Leigh Horner, 919-465-3712
leigh.horner@sprint.com
Investor Relations Contact:
Kurt Fawkes, 800-259-3755
investor.relations@sprint.com
SPRINT NEXTEL COO LEN LAUER TO LEAVE COMPANY
RESTON, Va. — Aug. 21, 2006 — Sprint Nextel Corp. (NYSE:S) today announced it is making a change in the management of its core operations.
Len Lauer, chief operating officer, will be leaving Sprint Nextel effective immediately. Gary Forsee, president and chief executive officer, will assume Lauer’s operating responsibilities and the chief operating officer position will not be filled.
“Len has been an important part of the Sprint team for the past eight years and provided strong leadership and counsel. We thank him for his many contributions and wish him well,” said Forsee.
About Sprint Nextel
Sprint Nextel offers a comprehensive range of communications services bringing mobility to consumer, business and government customers. Sprint Nextel is widely recognized for developing, engineering and deploying innovative technologies, including two robust wireless networks offering industry leading mobile data services; instant national and international walkie-talkie capabilities; and an award-winning and global Tier 1 Internet backbone. For more information, visit www.sprint.com.
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